                                                                      EXHIBIT 32

          CERTIFICATIONS PURSUANT TO 18 UNITED STATES CODE Section 1350

     Each of the undersigned hereby certifies that to his knowledge the annual report on Form 10-K for the fiscal year ended December 31, 2003 of Glenbrook Life and Annuity Company filed with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Glenbrook Life and Annuity Company.


Date: March 24, 2004

                                     /s/ Casey J. Sylla
                                     ------------------
                                     Casey J. Sylla
                                     President and Chief Executive Officer

                                     /s/ Steven E. Shebik
                                     --------------------
                                     Steven E. Shebik
                                     Vice President and Chief Financial Officer